EXHIBIT 99.1
THE BALDWIN GROUP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS AND $250 MILLION SHARE REPURCHASE PROGRAM
— Full Year 2025 Total Revenue Growth of 8% to $1.5 Billion; Organic Revenue Growth(1) of 7% —
— Full Year 2025 Net Loss of $54.2 Million and Diluted Loss Per Share of $0.50; Adjusted Diluted EPS(2) of $1.67 —
— Full Year 2025 Adjusted EBITDA Margin(3). of 23% —
TAMPA, FLORIDA - February 26, 2026 - The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. (“Baldwin” or the “Company”) (NASDAQ: BWIN), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial clients, today announced its results for the fourth quarter and full year ended December 31, 2025.
In addition, the Company’s Board of Directors has authorized the repurchase of up to $250 million of its outstanding common stock.
The Company’s common stock may be repurchased from time to time in open market transactions, privately negotiated transactions or by any other means in compliance with applicable law (including pursuant to repurchase plans in compliance with Rule 10b5-1 and/or Rule 10b-18). The timing and number of shares repurchased may depend on a variety of factors, including the Company's stock price, availability of stock, market and economic conditions, the Company’s financial performance, alternative uses for capital, and other considerations. Repurchases may be commenced or suspended from time to time without further notice. There can be no assurances how many shares of common stock, if any, the Company may repurchase.
FOURTH QUARTER 2025 HIGHLIGHTS
•Total revenue increased 5% year-over-year to $347.3 million
•Organic revenue growth of 3% year-over-year
•GAAP net loss of $43.7 million and GAAP diluted loss per share of $0.37
•Adjusted net income(2) of $36.3 million
•Adjusted diluted EPS grew 15% year-over-year to $0.31
•Adjusted EBITDA(3) grew 10% year-over-year to $69.6 million
•Adjusted EBITDA margin of 20.1%, a 100 basis point expansion compared to 19.1% in the prior year
•Net cash provided by operating activities of $10.3 million
•Adjusted free cash flow(4) grew 85% year-over-year to $11.0 million

"2025 was a year of significant progress for The Baldwin Group,” said Trevor Baldwin, Chief Executive Officer of The Baldwin Group. "We delivered our sixth consecutive year of top-of-industry organic growth, expanded margins, and grew adjusted diluted EPS by double digits—all while navigating meaningful near-term headwinds that will shortly be behind us. As the market debates the impact of AI on a multitude of industries, we believe our results, strong fundamentals and strategic positioning speak for themselves: our embedded insurance platforms, our advisory business serving complex clients, and our vertically integrated model across underwriting, distribution, and risk capital represent durable competitive moats that AI will enhance, not displace. With the addition of CAC Group and the launch of our $3B/30 Catalyst program, we are entering 2026 with the strongest platform in our history and a clear path to accelerate performance and stakeholder outcomes."
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2025, cash and cash equivalents were $123.7 million and the Company had $477.0 million of borrowing capacity under its revolving credit facility.
FULL YEAR 2025 HIGHLIGHTS
•Total revenue increased 8% year-over-year to $1.5 billion
•Organic revenue growth of 7% year-over-year
•GAAP net loss of $54.2 million and GAAP diluted loss per share of $0.50
•Adjusted net income of $198.9 million
•Adjusted diluted EPS grew 11% year-over-year to $1.67
•Adjusted EBITDA grew 9% year-over-year to $341.5 million
•Adjusted EBITDA margin of 22.7%, a 20 basis point expansion compared to 22.5% in the prior year
•Pro forma adjusted EBITDA(5) grew 13% year-over-year to $352.5 million
•Net cash used in operating activities of $29.4 million
•Adjusted free cash flow of $87.2 million
WEBCAST AND CONFERENCE CALL INFORMATION
Baldwin will host a webcast and conference call to discuss fourth quarter 2025 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on Baldwin’s investor relations website at ir.baldwin.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwin.com for one year following the call.

ABOUT THE BALDWIN GROUP
The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. (NASDAQ: BWIN) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our clients the confidence to pursue their purpose, passion and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our clients. We do this by delivering bespoke client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our clients, colleagues, insurance company partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents over three million clients across the United States and internationally. For more information, please visit www.baldwin.com.
FOOTNOTES
(1)    Organic revenue for the three and twelve months ended December 31, 2024 used to calculate organic revenue growth for the three and twelve months ended December 31, 2025 was $326.5 million and $1.37 billion, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024 and 2025. Organic revenue and organic revenue growth are non-GAAP measures. Reconciliation of organic revenue and organic revenue growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted net income and adjusted diluted EPS are non-GAAP measures. Reconciliation of adjusted net income to net loss attributable to Baldwin and reconciliation of adjusted diluted EPS to diluted loss per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.
(3)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Reconciliation of adjusted EBITDA and adjusted EBITDA margin to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(4)    Adjusted free cash flow is a non-GAAP measure. Reconciliation of adjusted free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    Pro forma adjusted EBITDA is a non-GAAP measure. Reconciliation of pro forma adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Baldwin’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Baldwin’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Baldwin’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to the business, financial condition and results of operations of Baldwin. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Baldwin or to persons acting on behalf of Baldwin are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Baldwin does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
MEDIA RELATIONS
Anna Rozenich, Senior Director, Enterprise Communications
The Baldwin Group
630.561.5907 | anna.rozenich@baldwin.com

INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
The Baldwin Group
813.259.8032 | IR@baldwin.com

THE BALDWIN INSURANCE GROUP, INC.
Consolidated Statements of Comprehensive Loss

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenues:
Commissions and fees	$344,583	$326,707	$1,493,680	$1,377,116
Investment income	2,696	3,185	11,204	11,921
Total revenues	347,279	329,892	1,504,884	1,389,037

Operating expenses:
Colleague compensation and benefits	191,009	212,860	777,531	762,219
Outside commissions	61,191	65,592	279,711	269,829
Other operating expenses	70,136	51,168	240,282	192,366
Amortization expense	39,030	26,396	121,316	102,730
Change in fair value of contingent consideration	(2,490)	(22,225)	5,594	(4,949)
Depreciation expense	1,640	1,575	6,514	6,194
Total operating expenses	360,516	335,366	1,430,948	1,328,389

Operating income (loss)	(13,237)	(5,474)	73,936	60,648

Other income (expense):
Interest expense, net	(29,000)	(29,441)	(121,428)	(123,644)
Gain on divestitures	—	—	290	38,953
Loss on extinguishment and modification of debt	(542)	(45)	(6,226)	(15,113)
Other income (expense), net	(110)	(299)	635	(194)
Total other expense	(29,652)	(29,785)	(126,729)	(99,998)

Loss before income taxes and share of net earnings of equity method investee	(42,889)	(35,259)	(52,793)	(39,350)
Share of net earnings of equity method investee	259	—	368	—
Loss before income taxes	(42,630)	(35,259)	(52,425)	(39,350)
Income tax expense (benefit)	1,044	(420)	1,729	1,731
Net loss	(43,674)	(34,839)	(54,154)	(41,081)
Less: net loss attributable to noncontrolling interests	(17,813)	(14,677)	(20,341)	(16,563)
Net loss attributable to Baldwin	$(25,861)	$(20,162)	$(33,813)	$(24,518)

Basic and diluted loss per share	$(0.37)	$(0.31)	$(0.50)	$(0.39)
Basic and diluted weighted-average shares of Class A common stock outstanding	69,050,167	64,797,246	67,938,680	63,455,148

Net loss	$(43,674)	$(34,839)	$(54,154)	$(41,081)
Other comprehensive income (loss)	(235)	—	815	—
Comprehensive loss	(43,909)	(34,839)	(53,339)	(41,081)
Less: comprehensive loss attributable to noncontrolling interests	(17,906)	(14,677)	(20,018)	(16,563)
Comprehensive loss attributable to Baldwin	$(26,003)	$(20,162)	$(33,321)	$(24,518)

THE BALDWIN INSURANCE GROUP, INC.
Consolidated Balance Sheets

	December 31,
(in thousands, except share and per share data)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$123,669	$90,045
Fiduciary cash	223,228	222,724
Assumed premiums, commissions and fees receivable, net	342,136	283,553
Fiduciary receivables	497,035	418,543
Prepaid expenses and other current assets	13,650	11,625
Total current assets	1,199,718	1,026,490
Property and equipment, net	22,502	21,972
Right-of-use assets	61,976	72,367
Other assets	82,419	48,041
Intangible assets, net	978,434	953,492
Goodwill	1,517,171	1,412,369
Total assets	$3,862,220	$3,534,731
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Fiduciary liabilities	$720,263	$641,267
Commissions payable	50,933	73,126
Accrued expenses and other current liabilities	252,560	160,631
Related party notes payable	—	5,635
Colleague earnout incentives	—	32,826
Current portion of contingent earnout liabilities	9,004	142,949
Total current liabilities	1,032,760	1,056,434
Revolving line of credit	107,000	—
Long-term debt, less current portion	1,566,122	1,398,054
Contingent earnout liabilities, less current portion	14,289	2,610
Operating lease liabilities, less current portion	57,651	68,775
Other liabilities	—	61
Total liabilities	2,777,822	2,525,934
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	519	453
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 71,779,608 and 67,979,419 shares issued and outstanding at December 31, 2025 and 2024, respectively	718	680
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 46,703,818 and 49,552,686 shares issued and outstanding at December 31, 2025 and 2024, respectively	5	5
Additional paid-in capital	844,236	793,954
Accumulated deficit	(245,236)	(211,423)
Accumulated other comprehensive income	492	—
Total stockholders’ equity attributable to Baldwin	600,215	583,216
Noncontrolling interest	483,664	425,128
Total stockholders’ equity	1,083,879	1,008,344
Total liabilities, mezzanine equity and stockholders’ equity	$3,862,220	$3,534,731

THE BALDWIN INSURANCE GROUP, INC.
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(54,154)	$(41,081)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	127,830	108,924
Payment of contingent earnout consideration in excess of purchase price accrual	(85,784)	(23,395)
Share-based compensation expense	71,113	65,503
Change in fair value of contingent consideration	5,594	(4,949)
Amortization of deferred financing costs	5,690	5,841
Gain on divestitures	(290)	(38,953)
Loss on extinguishment of debt	26	1,034
Other operating activity	(602)	909
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Assumed premiums, commissions and fees receivable, net	(45,062)	(42,411)
Prepaid expenses and other current assets	(9,660)	(7,213)
Right-of-use assets	16,007	16,703
Accounts payable, accrued expenses and other current liabilities	(11,220)	(488)
Colleague earnout incentives	(32,813)	24,806
Operating lease liabilities	(16,093)	(13,777)
Net cash provided by (used in) operating activities	(29,418)	51,453
Cash flows from investing activities:
Cash consideration paid for business combinations, net of cash received	(85,511)	—
Capital expenditures	(39,527)	(41,049)
Investments in and loans to business ventures	(16,679)	(3,861)
Proceeds from divestitures, net of cash transferred	1,901	56,977
Cash consideration paid for asset acquisitions	(460)	(268)
Proceeds from repayment of loans to business ventures	—	1,500
Net cash provided by (used in) investing activities	(140,276)	13,299
Cash flows from financing activities:
Change in fiduciary assets and liabilities, net	504	50,698
Payment of contingent earnout consideration up to amount of purchase price accrual	(66,171)	(98,678)
Proceeds from revolving line of credit	263,000	106,000
Payments on revolving line of credit	(156,000)	(447,000)
Proceeds from refinancing of long-term debt	1,941,921	1,440,000
Payments relating to extinguishment and modification of long-term debt	(1,766,921)	(996,177)
Payments on long-term debt	(7,194)	(6,761)
Payments of deferred financing costs	(164)	(17,988)
Proceeds from the sale and settlement of interest rate caps	—	2,300
Tax distributions to Baldwin Holdings' LLC Members	—	(11,076)
Other financing activity	(5,153)	(264)
Net cash provided by financing activities	203,822	21,054
Net increase in cash and cash equivalents and fiduciary cash	34,128	85,806
Cash and cash equivalents and fiduciary cash at beginning of period	312,769	226,963
Cash and cash equivalents and fiduciary cash at end of period	$346,897	$312,769

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, adjusted EBITDA margin, organic revenue, organic revenue growth, adjusted net income, adjusted diluted earnings per share (“EPS”), pro forma revenue, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin and adjusted net cash provided by operating activities (“adjusted free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for organic revenue and organic revenue growth), revenues (for pro forma revenue), net income (loss) (for adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA and pro forma adjusted EBITDA margin), net income (loss) attributable to Baldwin (for adjusted net income), diluted earnings (loss) per share (for adjusted diluted EPS) or net cash provided by (used in) operating activities (for adjusted free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, revenues, net income (loss), net income (loss) attributable to Baldwin, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, transformation costs, severance, and certain non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA margin is adjusted EBITDA divided by total revenues. Adjusted EBITDA margin is a key metric used by management and our board of directors to assess our financial performance. We believe that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate organic revenue based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from new partners and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. For example, commissions and fees from a partner acquired on June 1, 2024 are excluded from organic revenue for 2024. However, after June 1, 2025, results from June 1, 2024 to December 31, 2024 for such partners are compared to results from June 1, 2025 to December 31, 2025 for purposes of calculating organic revenue growth in 2025. Organic revenue growth is a key metric used by management and our board of directors to assess our financial performance. We believe that organic revenue and organic revenue growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define adjusted net income as net income (loss) attributable to Baldwin adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, transformation costs, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted diluted EPS measures our per share earnings excluding certain expenses as discussed above for adjusted net income and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. We believe adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
The pro forma information presented herein (i) assumes 2025 partnerships were consummated on January 1, 2025, such that our 2025 financial pro forma figures take into account adjusted EBITDA from 2025 partnerships in the unowned periods of 2025, and (ii) removes the effects of 2025 and 2024 divestitures for the respective periods as if the divestitures had occurred on January 1, 2025 and January 1, 2024, respectively. Pro forma revenue reflects GAAP revenue, plus revenue from 2025 partnerships in the unowned periods of 2025, less revenue derived from 2025 and 2024 business divestitures that occurred in the respective periods.
Pro forma net income (loss) reflects GAAP net income (loss), plus net income or loss from 2025 partnerships in the unowned periods of 2025, less net income or loss derived from business divestitures that occurred during 2025 and 2024, including the gain or loss on divestitures. We define pro forma adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, transformation costs, severance, and certain non-recurring costs, including those related to raising capital. We believe that pro forma adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.

Pro forma adjusted EBITDA margin is pro forma adjusted EBITDA divided by pro forma revenue. Pro forma adjusted EBITDA margin is a key metric used by management and our board of directors to assess our ongoing business performance. We believe that pro forma adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that pro forma adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
We calculate adjusted free cash flow because we incur substantial earnout liabilities in conjunction with our partnership strategy. Adjusted free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the payment of contingent earnout consideration in excess of purchase price accrual, and (ii) the payment of colleague earnout incentives. We believe that adjusted free cash flow is an important measure of our ability to generate cash from our business operations.
Beginning January 1, 2025, the Company is presenting its fiduciary assets and liabilities separately on the consolidated balance sheets. Previously, these assets and liabilities were commingled on the consolidated balance sheets and the net change in cash balances held to remit to insurance carriers was presented as cash flows from operating activities. The net change in fiduciary cash is now presented as cash flows from financing activities in the consolidated statements of cash flows. As a result, the change in premiums, commissions and fees receivable, net and the change in accounts payable, accrued expenses and other current liabilities are no longer excluded from net cash provided by (used in) operating activities in calculating adjusted free cash flow for the 2025 reporting period and comparable prior periods. However, because the change in fiduciary receivables and fiduciary liabilities previously was combined with the change in premiums, commissions and fees receivable, net and the change in accounts payable, accrued expenses and other current liabilities in the consolidated statements of cash flows, this change in presentation has resulted in a change in our previously reported adjusted free cash flow for previous periods.
Reconciliation of guidance regarding adjusted EBITDA, organic revenue growth and adjusted diluted EPS to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Revenues	$347,279	$329,892	$1,504,884	$1,389,037

Net loss	$(43,674)	$(34,839)	$(54,154)	$(41,081)
Adjustments to net loss:
Interest expense, net	29,511	29,441	122,778	123,644
Amortization expense	39,030	26,396	121,316	102,730
Share-based compensation	19,341	18,739	71,113	65,503
Transaction-related partnership and integration expenses	15,157	1,459	23,051	10,501
Transformation costs(1)	2,593	—	7,003	—
Severance	2,345	2,202	6,790	5,756
Depreciation expense	1,640	1,575	6,514	6,194
Loss on extinguishment and modification of debt	542	45	6,226	15,113
Change in fair value of contingent consideration	(2,490)	(22,225)	5,594	(4,949)
Income and other taxes(2)	966	3,884	4,255	7,184
Colleague earnout incentives	—	31,211	(1,779)	41,917
Impairment of right-of-use assets	21	—	1,275	—
Gain on divestitures	—	—	(290)	(38,953)
Loss on interest rate caps	—	—	18	244
Other(3)	4,663	5,272	21,762	18,682
Adjusted EBITDA	$69,645	$63,160	$341,472	$312,485

Net loss margin	(13)%	(11)%	(4)%	(3)%
Adjusted EBITDA margin	20.1%	19.1%	22.7%	22.5%
__________
(1)    Transformation costs represent certain non-recurring colleague compensation and technology-related expenses related to our $3B/30 Catalyst Program, which is designed to accelerate the infusion of automation, business process optimization and artificial intelligence to transform and elevate our workforce and unlock new avenues for growth.
(2)    Income and other taxes include the Tax Receivable Agreement expense and other operating tax expense, such as state taxes, under GAAP.
(3)    Other addbacks to adjusted EBITDA include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.

Organic Revenue and Organic Revenue Growth
The following table reconciles organic revenue and organic revenue growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Commissions and fees	$344,583	$326,707	$1,493,680	$1,377,116
Partnership commissions and fees(1)	(9,386)	—	(23,588)	—
Organic revenue	$335,197	$326,707	$1,470,092	$1,377,116
Organic revenue growth(2)	$8,680	$52,078	$100,049	$196,922
Organic revenue growth %(2)	3%	19%	7%	17%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired partners.
(2)    Organic revenue for the three and twelve months ended December 31, 2024 used to calculate organic revenue growth for the three and twelve months ended December 31, 2025 was $326.5 million and $1.37 billion, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024 and 2025.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles adjusted net income to net loss attributable to Baldwin and reconciles adjusted diluted EPS to diluted loss per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net loss attributable to Baldwin	$(25,861)	$(20,162)	$(33,813)	$(24,518)
Net loss attributable to noncontrolling interests	(17,813)	(14,677)	(20,341)	(16,563)
Amortization expense	39,030	26,396	121,316	102,730
Share-based compensation	19,341	18,739	71,113	65,503
Transaction-related partnership and integration expenses	15,157	1,459	23,051	10,501
Transformation costs(1)	2,593	—	7,003	—
Severance	2,345	2,202	6,790	5,756
Depreciation	1,640	1,575	6,514	6,194
Loss on extinguishment and modification of debt	542	45	6,226	15,113
Change in fair value of contingent consideration	(2,490)	(22,225)	5,594	(4,949)
Other amortization/accretion, net	861	1,422	4,190	5,841
Income tax expense(2)	287	4,386	2,172	6,537
Colleague earnout incentives	—	31,211	(1,779)	41,917
Impairment of right-of-use assets	21	—	1,275	—
Gain on divestitures	—	—	(290)	(38,953)
Loss on interest rate caps, net of cash settlements	—	—	18	2,544
Other(3)	4,663	5,272	21,762	18,682
Adjusted pre-tax income	40,316	35,643	220,801	196,335
Adjusted income taxes(4)	3,991	3,528	21,859	19,437
Adjusted net income	$36,325	$32,115	$198,942	$176,898

Weighted-average shares of Class A common stock outstanding - diluted	69,050	64,797	67,939	63,455
Dilutive weighted-average shares of Class A common stock	2,961	3,699	3,229	3,598
Exchange of Class B common stock(5)	46,966	49,888	47,737	50,896
Adjusted diluted weighted-average shares outstanding	118,977	118,384	118,905	117,949

Diluted loss per share	$(0.37)	$(0.31)	$(0.50)	$(0.39)
Effect of exchange of Class B common stock and net loss attributable to noncontrolling interests per share	—	0.02	0.04	0.04
Other adjustments to loss per share	0.71	0.59	2.31	2.01
Adjusted income taxes per share	(0.03)	(0.03)	(0.18)	(0.16)
Adjusted diluted EPS	$0.31	$0.27	$1.67	$1.50
___________
(1)    Transformation costs represent certain non-recurring colleague compensation and technology-related expenses related to our $3B/30 Catalyst Program, which is designed to accelerate the infusion of automation, business process optimization and artificial intelligence to transform and elevate our workforce and unlock new avenues for growth.
(2)    Income tax expense includes the Tax Receivable Agreement expense.
(3)    Other addbacks to adjusted net income include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
(4)    Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(5)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles pro forma adjusted EBITDA and pro forma adjusted EBITDA margin to net loss, which we consider to be the most directly comparable GAAP financial measures:

	For the Years Ended December 31,
(in thousands, except percentages)	2025	2024
Revenues	$1,504,884	$1,389,037
Add revenues from partnerships(1)	18,491	—
Less revenues from divestitures(2)	(103)	(6,260)
Pro forma revenues	$1,523,272	$1,382,777

Net loss	$(54,154)	$(41,081)
Add net income from partnerships(3)	3,474	—
Less net income from divestitures(4)	(1,984)	(39,264)
Pro forma net loss	(52,664)	(80,345)
Adjustments to pro forma net loss:
Interest expense, net	125,317	123,644
Amortization expense	128,030	102,730
Share-based compensation	71,113	65,503
Transaction-related partnership and integration expenses	23,051	9,451
Transformation costs(5)	7,003	—
Severance	6,790	5,729
Depreciation expense	6,514	6,194
Loss on extinguishment and modification of debt	6,226	15,113
Change in fair value of contingent consideration	5,594	(4,949)
Income and other taxes(6)	4,255	7,184
Colleague earnout incentives	(1,779)	41,917
Impairment of right-of-use assets	1,275	—
Loss on interest rate caps	18	244
Other(7)	21,762	18,473
Pro forma adjusted EBITDA	$352,505	$310,888

Net loss margin	(4)%	(3)%
Pro forma adjusted EBITDA margin	23%	22%
___________
(1)    The adjustments for the year ended December 31, 2025 reflect revenues from MultiStrat Group and Hippo's Homebuilder Distribution Network as if the Company had acquired the partners on January 1, 2025.
(2)    The adjustments for the years ended December 31, 2025 and 2024 exclude revenues from 2025 and 2024 divestitures as if the divestitures had occurred on January 1, 2025 and January 1, 2024, respectively.
(3)    The adjustments for the year ended December 31, 2025 reflect net income from MultiStrat Group and Hippo's Homebuilder Distribution Network as if the Company had acquired the partners on January 1, 2025.
(4)    The adjustments for the years ended December 31, 2025 and 2024 exclude net income from 2025 and 2024 divestitures, including the gain on divestitures, as if the divestitures had occurred on January 1, 2025 and January 1, 2024, respectively.
(5)    Transformation costs represent certain non-recurring colleague compensation and technology-related expenses related to our $3B/30 Catalyst Program, which is designed to accelerate the infusion of automation, business process optimization and artificial intelligence to transform and elevate our workforce and unlock new avenues for growth.
(6)    Income and other taxes include the Tax Receivable Agreement expense and other operating tax expense, such as state taxes, under GAAP.
(7)    Other addbacks to pro forma adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.

Adjusted Net Cash Provided by Operating Activities (“Adjusted Free Cash Flow”)
The following table reconciles adjusted free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$10,269	$(2,301)	$(29,418)	$51,453
Adjustments to net cash provided by (used in) operating activities:
Payment of contingent earnout consideration in excess of purchase price accrual	694	2,250	85,784	23,395
Payment of colleague earnout incentives	—	5,968	30,854	17,112
Adjusted free cash flow	$10,963	$5,917	$87,220	$91,960

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of The Baldwin Insurance Group Holdings, LLC, as amended
clients	Our insureds
colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
insurance company partners	Insurance companies with which we have a contractual relationship
partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission